Acquisition of Banvit

onefoods

January 9th, 2017

brf

Strategic Rationale of the Transaction

onefoods

Turkey represents the largest halal consumption in the world and Banvit is the leading player in this market


Banvit
Halal Turkish Chicken

- **Turkey** represents the **largest poultry halal consumption worldwide**, with further potential to increase consumption per capita both in poultry and further processed products
- The entry into the Turkish market represents **an important milestone for OneFoods**, a market where BRF is not currently present
- Banvit is the poultry **market leader in the country** with unmatched brand awareness and strategically located facilities, which could be developed as a **production hub for the GCC region**
- The transaction **strengths OneFoods position** and offers a platform for further growth, potential **market consolidation**, and operational and commercial **synergies**
- Partnership with **Qatar Investment Authority** reinforces long term commitment with the region and its stakeholders

Potential of the Turkish Market

Largest poultry halal consumption country in the world with significant growth opportunities



2005–2015 CAGR
Poultry consumption per capita in 2015, kg
+3.4%
+1.0%
+2.4%
Egypt 9
BRICS 10
Iran 11
China 12
Japan 14
Turkey 20
EU 23
Mexico 26
Russia 26
OECD 29
Canada 34
Brazil 39
Australia 42
KSA 47
USA 48

Largest Halal Poultry Markets (MT, 2015)



Turkey 1.6
Indonesia 1.4
Saudi Arabia 1.4
Malaysia 1.0
Egypt 0.9
1.6%
1.1%
1.0%
2.2%
1.8%
Consumption CAGR '15-'17

Further Processed Products Under-Penetrated (2015)



CAGR '15-'20
Turkey 2% 6%
Saudi Arabia 3% 6%
Egypt 12% 3%
OECD Average 16% 1%

Turkish poultry and FPP consumption still behind comparable markets and global average, but showing superior growth rates

Sources: OECD-FAO Agricultural Outlook, USDA, Euromonitor, Pew Research Center

Banvit Acquisition in the Context of OneFoods

onefoods

The entrance in the Turkish market represents an important milestone to OneFoods



Poultry **imports** (%)
0
20
40
60
80
100
Nigeria
Bangladesh
Sudan
Algeria
Tunisia
Lebanon
Philippines
Libya
Jordan
Yemen
India
Syria
Iran
Morocco
Pakistan
Egypt
Malaysia
Indonesia
Turkey
Kuwait
Saudi Arabia
Bahrain
UAE
Qatar
Iraq
Addressable poultry **market size** (MT)
0
500
1,000
1,500
OneFoods relevant
OneFoods present
Expansion targets
Other addressable markets
Poultry consumption per capita (Kg/person)

Sources: USDA, FAO, Euromonitor, Pew Research Center

Banvit Overview

onefoods

Leading player in the Turkish poultry market with fully integrated operations

Overview of the company (1)

- **#1 player in the poultry sector in Turkey** (c. 13% market share as of 2015)
  - Largest capacity **(600k birds/ day)** in Turkey
  - Highest brand awareness, with portfolio focused on **whole chicken and chicken parts** (66% of sales) and **FPP** (17% of sales)
  - Exports represents c. **10% sales**
  - Fully integrated, with 5 processing facilities in Turkey and feed operations in Romania
- Est. **net sales of TL 1.9B** (USD625MM) and **EBITDA of TL250MM** (USD83mm) for 2016 (13.3% Margin)

Market leader with strong brand awareness



2015 Market Shares (Ipsos)
13%
7%
6%
6%
5%
3%
3%
Banvit
şenpiliç
Keskinoğlu
beypiliç
Erpiliç
Lezita
CP
2014 Poultry Brand Awareness
81
67
62
51
46
43
40
38
37
Banvit
Keskinoğlu
şenpiliç
beypiliç
Lezita
Erpiliç
şeker
CP

Overview of production capabilities



Bandirma
Balikesir
Eskişehir
Izmir
Elazig
Feed mill
Breeder / broiler
Hatchery
Processing plant

Portfolio breakdown(2)

	% Sales	Products
Chicken	66%	
FPP	17%	

Note: (1) Considering 2016 average TL/USD exchange rate of 3.01
(2) 9M2016 sales. Does not include other categories – turkey (4%), red meat (3%), feed (2%) and others (8%)

Plans to further develop the business

Dedicated team conducted detailed integration plan in loco, mapped synergies, and is ready to execute




- Higher feed, production yields
- Improve production planning


Banvit
çıtır piliç
popcorn

- Leverage BRF expertise to expand FPP segment



- Internalize sales force
- Improve relationships with key accounts

onefoods

Banvit


Banvit

- Portfolio rationalization, leading to higher margins



- Optimization of distribution and go-to-market model

- Strategic focus on export markets



- Investments in in-store activation and positioning


Banvit
piliç
jumbo sosis

- Planning, production and sales optimization by integrating operations with OneFoods structure



Details of Transaction

Estimated USD 470MM Enterprise Value(1), resulting in ~6.4x EV/EBITDA(2) acquisition

Overview of the transaction

- ✓ Estimated EV of **USD 470MM** for 100% of Banvit (total net debt of c. USD130MM)
- ✓ The transaction value results in a EV/EBITDA multiple of ~**6.4x**(2)
- ✓ Initial acquisition of controlling shareholders of the company (**79.5%**)
- ✓ **Mandatory tender offer** will be executed to acquire the remaining **20.5%** of the company
- ✓ **Synergies** identified in various fronts, with an estimated NPV between **USD150-180MM**
- ✓ **OneFoods** to hold **60%** of Banvit's acquired shares – remaining 40% to be held by **QIA**
  - – **QIA** agreed to potentially migrate its stake in Banvit to **OneFoods** in case of an IPO, in which case its stake will be valued at cost of acquisition + cost of equity
- ✓ Banvit will represent ~25% of OneFoods net sales

Banvit current and post-transaction ownership



Banvit Current Ownership
Görener and Koçman Families
Aabar Investments
Free Float (BANVT.IS)
63.2%
16.3%
20.5%
Banvit
Initial Scope of Transaction
Banvit Post-Transaction Ownership(3)
onefoods
QIA
60.0%
40.0%
JV
100%
Banvit

Note: (1) Assumes exchange rate of TL/USD of 3.40
(2) Multiple calculated based on the transaction value in Turkish Lira (TL1.6 billion) and estimated 2016 EBITDA of TL250mm
(3) Assumes 100% adherence at tender offer process